August 24, 2006

Mr. Egbert van Everdingen, President
Turbosonic Technologies Inc.
555 Parkside Drive Suite A-14
Waterloo, ON, N2L 5V4

Dear Egbert,

Letter of Engagement

As discussed, I propose to work with Turbosonic Inc, initially, in a capacity as Interim Chief Financial Officer, effective August 24, 2006. My responsibilities will be limited to specific assignments determined from time to time by the President, Egbert van Everdingen and mutually agreed.

The scope of these assignments are proposed as;

General review of all areas of responsibility for the CFO position
Review of all finance practices and activities
Review of newly implemented information system (Abaci)
Participation in audit reviews
Review of contracts including terms and conditions
Search for candidates for CFO position.

My services are provided through 602536 Ontario Limited at an hourly fee of $120.00 and billed twice monthly. I will be available as needed to meet defined goals for project completion.

I look forward to working with you and your staff.

Yours truly,

Carl A. Young CA, MBA

Tel: (519) 746-3351	Cell: (519) 654-2154	Email: pyoung@golden.net